IKP – FORM 10

Filing - Institute of Kings and Priests, Inc. (IKP)

Form 10

April 23, 2013

___________________________________________________________________________________

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

100 F Street NE, Washington, D.C. 20549-1090

FORM 10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Institute of Kings and Priests, Inc.

(a Wisconsin corporation)

I.R.S. Employer Identification Number: 46-0560145

12201 West Burleigh Street Suite 14

Wauwatosa, WI 53222

Email: ikpsed@yahoo.com

Phone: (414) 699-1962

Fax: (414) 744-3333

------------------------------------------------------------

(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

3,000,000 Common Stock, fifty cents ($.50) per value

(Title of each class)

OTC Bulletin Board (OTCBB)

(Name of each exchange on which to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

None at this time

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer___               Accelerated filer___

Non-accelerated filer___(Do not check if a smaller reporting company)

Smaller reporting company _x__

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IKP – FORM 10

Table of Contents

Item 1. Business ----------------------------------------------------------------------- 3

   Our Mission------------------------------------ 3

   Our Goals ---------------------------------------3

   Our Business -----------------------------------3

   Business History -------------------------------4

Item 1A. Risk Factor ----------------------------------------------------------------4

Item 2. Financial Information ------------------------------------------------------4

   1. Limit or Acquisition Activities ------------4

   2. Plan of Operation ----------------------------4

   3. Executive Compensation -------------------5

   4, Summary Compensation Table ------------5

   5. Director's Compensation --------------------5

Item 3. Properties --------------------------------------------------------------------5

Item 4. Security Ownerships -------------------------------------------------------6

Item 5. Directors and Executive Officers -----------------------------------------6

Item 6. Executive Compensation -------------------------------------------------- 8

Item 7. Certain Relationships and Related Transactions,

and Director Independence -----------------------------------------------9

Item 8. Legal Proceeding ------------------------------------------------------------9

Item 9. Market Price of and Dividends --------------------------------------------9

Item 10. Recent Sales of Unregistered Securities --------------------------------9

Item 11. Description of registrant's Securities to be registered -----------------9

   1. Common Stock --------------------------------9

   2. Cash Dividends --------------------------------10

   3. Reports ------------------------------------------10

   4. Stock Transfer Agent -------------------------10

Item 12. Indemnification of Directors and Officers -----------------------------10

Item 13. Financial Statements and Supplementary Data ------------------------12

                EX 99 (1-5)

Item 14. Change in and Disagreements with Accountants on Accounting and Financial Disclosure --------------------------------------------------12

Item 15. Financial Statements and Exhibits ---------------------------------------12

EX 3a - Articles of Incorporation

EX 3b - By-laws

EX 4 - Instruments defining the rights of security holders

EX 9 - Voting Trust Agreement

EX 10 - Material Contracts

EX 11 - Statement re computation of per share earnings

EX 12 - Statements re computation of ratios

EX 24 - Power of Attorney

EX 99 - Financial Statements

Signature Page --------------------------------------------------------------------------13

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IKP – FORM 10

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business

Our Mission

The mission of this Company is to seek especially hopeful students of all backgrounds and to coach them, through mental discipline and social understanding, to develop their intellectual, ethical, civic, and creative abilities to the fullest. The aim of our educational program is the cultivation of citizens with a rich awareness of “self” that leads and serves in every province of human activity.

Our Goals

The following serve as specific goals of this company:

•         Recruit, support, and retain a diverse faculty and staff capable of providing the highest quality learning experiences to our students.

•         Offer high quality innovative programs that engage and challenge students and stimulate critical exchange of ideas.

•         Develop and align standards and assessments that aid the recruitment, retention and graduation of students capable of being esteemed professionals.

•         Promote interdisciplinary and interagency collaboration on advocacy efforts and other change strategies that can enhance individuals, organizations and communities.

•         Participate and excel in actions that earn state and national recognition for this company.

Our Business

Institute of Kings and Priests, Inc. (IKP) is engaged in the provision of diversified education solutions for individuals who do not excel in the typical public or charter school environment. IKP operates in three Business segments:

1. School Learning Solutions

Our school learning solutions are comprised of advanced studies of Math, English and Science. Each student will learn at their own speed of understanding without the peer-pressure of other students. With the help of technology, IKP's students will be given a reading/visual/video-based CD containing 9th - 12th grade Math, English and Science studies that will lead each student to their highest ability at their own pace.

At the same time, Monday through Friday IKP's teachers will teach each student specific skill instruction such as Divinity, Business, Medical (EMS), and Government so that each students’ studies will apply the specifics of Math, English and Science so the students can see the relationship within Math, English and Science to that life skill.

After the second year of attendance, the students will receive their High School Diploma. Surpassing the State requirement of 21 course credits, through our program and within two years, our students will receive 37 course credits, 6 certifications of completions and skill knowledge that cannot be replaced.

2. Bachelor's Degree Program

An advantage with IKP is our higher education program that can lead a student up to a Bachelor's Degree, which provides students with an undergraduate education within the four years of high School. IKP has a goal to encompass higher education, business and professional development as an offering to students after graduating their second year of High School. Earning a Bachelor's Degree is an inexpensive way for our students to receive a higher education without accumulating a large amount of debt. It is also possible for them to find a high-paying job in specific career fields once they graduate IKP's school. As a result, at the end of IKP's students four years attendance, the students will have a Bachelor's Degree, ready for the work force, ready for society.

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IKP – FORM 10

3. Business Sponsorship

IKP will allow each student within the "business course" a chance to pitch their business idea. If the Board of Business Development agrees, they (we) will invest at the same time guide that student to a successful business. Once the Business become successful or sustaining, IKP will "bow out" to let that student be one of the great CEO's.

The other part of IKP Business Sponsorship is how we will hire some students who complete the "Stock/Option course" and prove a degree of understanding, for a chance for IKP to oversee the students to take some of the company's money and invest it.

Parents will pay a tuition along with the tuition assistance from the State of Wisconsin starting 2014-2015 school year; this will enlist and sustain their child(ren) within IKP. IKP truly believes that parents should invest in their children and in addition, we have a volunteer program for the parents to be involved with teachers and other programs that will inform the parents every step of the way. We believe that as the child invest in their selves also each parent must invest in their child(ren). We must start to grow the parents and the students together to truly turn our community around.

Business History

In 2009 Institute of Kings and Priests were initiated as a seminary school. IKP grew into a limited liability company in June 2011 and open our doors to the High School level. The company grew again, dissolved in June 2012, and immediately incorporated as a "C" corporation in July 2012. Early operations are consisted with today's operation of education.

Item 1A. Risk Factors

Some discussions in this registration statement may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this registration statement. Such factors include, but are not limited to, those discussed in Item 15. Financial EX99 (1-5), as well as those discussed elsewhere. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to possible future events.

Item 2. Financial Information

1.       LIMIT OUR ACQUISITION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT

Because we are small and do not have much capital, we must limit our acquisition activity. As such we may not be able to lease the properties as we would like, hire new staff, build the classrooms to a higher standard. In that event, another profitable year may go unrevealed. Without producing the right standard and climate for the State, students, and staff, we cannot generate revenues and you will lose your investment.

2.       PLAN OF OPERATION

We are a start-up company, just past the exploration stage of our company and have not yet generated revenue from our business operations. We can continue as an on-going business for the next twelve months due to Board and Officer of the company the willingness to commit to loan us money for our operations. Our only other source for cash at this time is investments by others in this Offering.

In 2014-2015 school year, we anticipate we will be approved to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years. We must raise capital to implement and ready our project for the 2014-2015 school years. The minimum amount of 1,000,000 shares of this offering will allow us to operate and prepare for the August 2014 school year. The more capital we raise, the more this company will be ready to serve our students, their parents, and the community.

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IKP – FORM 10

We calculated that we will need to raise the minimum amount in this offering of $500,000 in order to acquire:

1. Building - to house 250 students

2. Hire new instructors

3. Prep all classrooms with the necessary equipment

4. Market and promote for the 150 - 250 students

IKP have targeted for our first location the city of Milwaukee, WI.  We believe if we can help the lower income population be more part of the community by helping existing businesses, starting their own business, and participate in the local government to grow the community we all can benefit from. IKP have been approached and is considering other states to branch out to within three to five years.

IKP's plan of operation for the twelve months following the date of this listing is to raise funds from the offering, secure a lease on a property, complete the re-work of classes, hiring of new employees and finalize the production program before the 2014-2015 school year starts while also instructing our new students starting August 2013-2014 school year.

3.       EXECUTIVE COMPENSATION

Our current officers and Board Members receive no compensation. The current Board of Directors is comprised of Dr. Shone Bagley, Sr. and Mr. Todd Poston.

4.       SUMMARY COMPENSATION TABLE

                                                                                                    Change in

                                                                                                     Pension

                                                                                                    Value and

                                                                                                    Non-Equity     Nonqualified

                                                                                                      Incentive       Deferred        All

Name and                                                                                       Plan              Compen-      Other

Principal                                                    Stock    Option         Compen-       sation          Compen-

Position          Year    Salary    Bonus   Awards    Awards      sation           Earnings       sation       Totals

----------------------------------------------------------------------------------------------------------------------------

Bagley,          2012       0             0             0              0                0                  0                    0                 0

Shone

President,

Secretary,

CEO, Director

Poston,          2012        0             0             0             0                 0                 0                   0                  0

Todd

Treasurer,

CFO, Director

5.       Director Compensation

 There are no current employment agreements between the company and its executive officer.

Item 3. Properties

No such property is not held in fee or is held subject to any major encumbrance. We lease shared office facilities at Suite 14 West Burleigh Street, Wauwatosa, WI 53222. The facilities include answering, fax services, reception area, and shared office, boardroom facilities and classroom. Other support services are available on a pay for use basis. We pay approximately $400 US per month and the office arrangement is on a written month-to-month basis - see Exhibit 10. There is no lease or rental agreement for the space.

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IKP – FORM 10

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned on the date of this filing

Name and Address                                         Amount and Nature

Of Beneficial                                                        of Beneficial                                Percent of

Owner (1) and (2)                                           Ownership (1) and (2)                        Class

---------------------------                                    --------------------------------              ----------------

Shone Bagley, Sr.

8304 N. 48th Street                                           5,000,000 - Founder                           55%

Brown Deer, WI 53223                                  CEO/Secretary/Director

Todd Poston

6842 South Parkedge Cir                                    120,000 - CFO                                 1.33%

Franklin, WI 53132                                          Treasurer / Director

_________________________________________________________________________

All others as a group                                      5,000- Advisory only               less than 0.001%

(1) The persons named above, who are the only officers, directors and principal shareholders, may be  deemed to be parents and promoters, within the meaning of such terms under the Securities Act of 1933, by virtue of their direct securities holdings. These persons are the only promoters.

(2) In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within (60) days.

(3)

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;

(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;

(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and  non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Wisconsin for a more complete description of the rights and liabilities of holders of the Company's securities.

There are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners and no plans to issue any such rights in the future.

Item 5. Directors and Executive Officers

The following table sets forth the names, ages, and positions of the executive officers and directors.

Directors are elected at the annual meeting of stockholders and serve for one year or until their successors are elected and qualify.

The Board of Directors elects officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board of Directors.

Name                                           Age                                       Position (s)

---------------------------------      -----------                                ----------------------------

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IKP – FORM 10

Dr. Shone Bagley, Sr.                 42                                          President, Chief Executive Officer,

                                                                                                   Secretary, and Director

Todd Poston                                53                                          Chief Financial Officer,

                                                                                                   Treasurer, and Director

Dr. Shone Bagley, Sr., named above, have held the offices/positions since inception (July 2012)

and both are expected to hold said offices/positions until the next annual meeting of stockholders.

Background of Officers and Directors are as follows:

(a) Dr. Shone Bagley, Sr.

Business:

2009 - Started: Institute of Kings and Priests - Seminary

2012 - Incorporated “Institute of Kings and Priests, Inc.” / adding High School

Military Service:

8 years of Military Service --- Honorably Discharged 2009

-- 2 years Air Force

-- 6 years Army

Associate Pastor:

2000 - 2004 Wilson Grove MB Church

2003 - 2005 Union Hill MB Church

2007 - 2009 New Popular Grove Independent Methodist Church

2000 - Certificate of License

2009 - Ordination – by: Southern Baptist Association

Education:

2006 - Bachelor of Christian Counseling - Sacramento Theological Bible College

2008 - Masters of Christian Counseling - New Foundation Theological Seminary

2011 - Doctoral in Divinity & Philosophy - New Foundation Theological Seminary

Publications:

2006 - A Message from a God Fearer --- sold +/- 12,000 books

2010 - God is at hand - Killing Willie Lynch Spirit --- sold +/-23,000 books

2012 - Promise --- released September 2012

Professional Affiliations:

2008- Member with American Association of Christian Counselors

2009- Member with Society for Christian Psychology

(b) Mr. Todd Poston

Chief Financial Officer

Institute of Kings and Priests, Inc.

Dec. 2012– Present Wauwatosa, WI

This start-up company is engaged in the provision of diversified education solutions to late-term high school students seeking to earn a high school diploma and an Bachelor degree in a vocational endeavor. This part time position is responsible for financial affairs,

including managing accounting activities, planning and financial reporting.

Writer

Sales Automation Support, Inc.

Privately Held; 11-50 employees; Writing and Editing industry

February 2012– February 2012 (1 month)New Berlin, WI

Wrote curriculum for two subjects of a 30-part Veteran's Administration course on starting a business; subjects were Basics of Organization Design, and Legal Representation and Accountants.

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IKP – FORM 10

Project Manager, Collections Outsourcing

xpedx

Public Company; 5001-10,000 employees; IP; Paper & Forest Products industry

August 2009– June 2011 (1 year 11 months)Guatemala City, Guatemala

Implemented third-party collection outsourcing from decentralized U.S.-based collectors to centralized Guatemala-based collectors.

Group Credit Manager

xpedx

Public Company; 5001-10,000 employees; IP; Paper & Forest Products industry

January 2006– July 2009 (3 years 7 months)Milwaukee, WI

Led a team of credit managers and collectors charged with managing a $45 mil accounts receivable portfolio.

Group Controller

xpedx

Public Company; 5001-10,000 employees; IP; Paper & Forest Products industry

July 1993– December 2005 (12 years 6 months)Milwaukee, WI

Responsible for financial reporting, financial analysis, internal controls, credit oversight,

budgeting and capital requests for a group with $485 mil annual sales with 420 employees and nine locations.

Controller, Accounting Manager, Systems Manager, Financial Analyst, other

Leslie Paper

August 1975– June 1993 (17 years 11 months)Minneapolis, MN

At a privately owned regional wholesale distributor with $390 mil annual sales, 400 employees and 13 locations,

roles included responsibility for monthly and year-end closes, account reconciliations, external audits, income tax accruals and estimated tax payments, contributions to an Employee Stock Ownership Plan, 401k discrimination testing, payroll oversight, third-party information services provider oversight, cash management, sales and use tax returns and property tax renditions.

Item 6. Executive Compensation

The officers and directors do not presently receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. They are, however, reimbursed for any out-of-pocket expenses incurred on our behalf.

                                              ___________________________________________

                                                                 Summary Compensation Table

                                             ___________________________________________

                                                  Annual Compensation                                     Long-Term Comp.

Name and                                                                                                                Other

Position(s)                          Year            Salary/ Bonus Comp.      Annual            Awards            Payouts

-------------------------------------------------------------------------------------------------------------------------------------

Shone Bagley, Sr.                2012-13               None                       None                 None                None

President, CEO,

Secretary , and Director

Todd Poston                          2012-13             None                       None                   None            None

CFO, Treasure, and

Director

The officers and directors are not currently party to any employment agreements and we do not presently have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, it may adopt such plans in the future. There are presently no personal benefits available to directors, officers or employees.

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IKP – FORM 10

Item 7. Certain Relationships and Related Transactions,
and Director Independence

We do not have any related transactions at this time and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

Item 8. Legal Proceedings

To the best of our Management's knowledge, there are no material legal proceedings filed or threatened against us.

Item 9. Market Price of and Dividends on the Registrant’s

Common Equity and Related Stockholder Matters

As of the date of this filing, there are three (3) shareholders of record, holding a total of shares of 5,125,000 of the company's Common Stock. The company's stock is not listed for quotation; total of 5,120,000 shares are held by our officers and directors, all of which shall be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act.

A total of 3,000,000 of our common shares shall be sold in a public offering registered in the State of Wisconsin, and are unrestricted securities and may be publicly sold at any time, without restriction upon the completion of the S-1 with the SEC, which will make this company a 1934 Exchange Act Reporting company.

There are currently no outstanding options, warrants to purchase or securities convertible into, our common or preferred stock.

Item 10. Recent Sales of Unregistered Securities

On July 04, 2012, a total of 5,000,000 shares of Common Stock were issued to Dr. Shone Bagley, Sr. the founder of the company and on December 10, 2012, a total of 120,000 shares of Common Stock were issued to Mr. Poston in exchange for organizational services in the amount of $125,000 U.S., or $1.00 per share.

Both of such shares are restricted securities, as that term is defined by the Securities Act of 1933. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made to the officers and directors only in transactions not involving a public offering. The shareholders is our officers and directors who had access to all of the information which would be required to be included in a registration statement. Each of the shareholders were sophisticated investors who had the ability to bear the economic risk of the loss of their investment and there was no general solicitation or advertising associated with the sales.

Item 11. Description of Registrant’s Securities to be Registered

As of the date of this filing, there were 5,125,000 shares of Common Stock issued and outstanding, which are held by three (3) stockholders of record;  2- officers and directors and 1- advisory board member.

1. Common Stock

The company authorized capital stock consists of 3,000,000 shares of Common Stock, par value $.50 per share. The holders of Common Stock

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

(ii) are entitled to share ratably in all of the assets for distribution to holders of Common Stock upon

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IKP – FORM 10

liquidation, dissolution or winding up of our business affairs;

(iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

2. Cash Dividends

As of the date of this registration statement, we had not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

3. Reports

We will furnish audited annual financial reports to all of our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports, reviewed by the independent accountants.

4. Stock Transfer Agent

Upon acceptance of the S-1 from the SEC our stock transfer agent will be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, Telephone (813) 344-4490 ext 258, an independent stock transfer agency.

Item 12. Indemnification of Directors and Officers

Section 180.0850, 180.851, 180.0852 of the CHAPTER 180 BUSINESS CORPORATIONS provides that each corporation shall have the following powers and within Article 12 of our By-Laws, we:

180.0850  Definitions applicable to indemnification and insurance provisions. In ss. 180.0850 to 180.0859:

(1) "Corporation" means a domestic corporation and any domestic or foreign predecessor of a domestic corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

(2) "Director or officer" of a corporation means any of the following:

(a) An individual who is or was a director or officer of the corporation.

(b) An individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise.

(c) An individual who, while a director or officer of the corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(d) Unless the context requires otherwise, the estate or personal representative of a director or officer.

(3) "Expenses" include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a proceeding.

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(4) "Liability" includes the obligation to pay a judgment, settlement, forfeiture, or fine, including an excise tax assessed with respect to an employee benefit plan, plus costs, fees, and surcharges imposed under ch. 814, and reasonable expenses.

(5) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(6) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

History: 1989 a. 303; 1993 a. 112; 2003 a. 139.

180.0851  Mandatory indemnification.

(1) A corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

(2)

(a) In cases not included under sub. (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

1. A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

2. A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

3. A transaction from which the director or officer derived an improper personal profit.

4. Willful misconduct.

(b) Determination of whether indemnification is required under this subsection shall be made under s. 180.0855.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

(3) A director or officer who seeks indemnification under this section shall make a written request to the corporation.

(4)

(a) Indemnification under this section is not required to the extent limited by the articles of incorporation under s. 180.0852.

(b) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.

History: 1989 a. 303.

Indemnification under this section is not self-executing. Certain formalities are required that prevent after-the-fact justification for taking corporate funds for personal use. Without these formalities, an officer could direct the corporation to pay funds for his own defense and only later assert that he or she had been indemnified by the corporation. Ehlinger v. Hauser, 2010 WI 54, 325 Wis. 2d 287, 785 N.W.2d 328, 07-0477.

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180.0852 180.0852  Corporation may limit indemnification.

A corporation's articles of incorporation may limit its obligation to indemnify under s. 180.0851.

Any provision of the articles of incorporation relating to a corporation's power or obligation to indemnify that was in existence on June 13, 1987, does not constitute a limitation on the corporation's obligation to indemnify under s. 180.0851. A limitation under this section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.

History: 1989 a. 303.

Item 13. Financial Statements and Supplementary Data

EX 99:

1) Balance Sheet

2) P/L Statement

3) Income Statement

4) Compensation Schedule

5) Enrollment Schedule

These documents  does not reflect in 2014-2015 school year, we anticipate we will be approved to receive State  assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

Item 14. Changes in and Disagreements with Accountants on

Accounting and Financial Disclosure.

1. Not Applicable

2. Controls and Procedures

The Company, under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, evaluated the effectiveness of the design and operation of the Company’s ‘‘disclosure controls and procedures’’ (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)) as of the end of the period covered by this report and based on that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2012.

Item 15. Exhibits.

EX 3a - Articles of Incorporation

EX 3b - By-laws

EX 4 - Instruments defining the rights of security holders

EX 9 - Voting Trust Agreement

EX 10 - Material Contracts

EX 11 - Statement re computation of per share earnings

EX 12 - Statements re computation of ratios

EX 24 - Power of Attorney

Item 15a. Exhibits Not Applicable

EX 2 - Plan of acquisition, reorganization, arrangement, liquidation or succession

EX 16 - Letter re change in certifying accountant

EX 21 - Subsidiaries of the registrant

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

By: ___/s/ SHONE M BAGLEY SR______________       Date: 4/23/2013

                        (Signature)

Shone Bagley, Sr.            President / CEO / Director

(Registrant)                     title

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FINANCIAL INSTITUTIONS
STATE OF WISCONSIN
2012 JUN 28 AM 9:09

COPY

Sec. 183.0906
Wis. Stats.

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

ARTICLES OF DISSOLUTION - LIMITED LIABILITY COMPANY

A. Name of the limited liability company:
Institute of Kings and Priests, LLC

The articles of organization of the company were filed on 6-30-2011
(date)

B. Indicate the statutory ground under sec. 183.0901, Wis. Stats., for dissolution by checking (X) the appropriate choice below:

☐ Dissolution due to the occurrence of event(s) specified in an operating agreement.

☒ Dissolution by written consent of all members.

☐ Dissolution due to dissociation of a member.
(only for LLCs organized before 10/01/2002; see Wis. Stats Sec 183.0901(4))

C. Executed on behalf of the limited liability company on

June 26, 2012
(Date)

(Signature)

Shone M. Bagley, Ph. D.
(Printed name)

Check the appropriate box: as ☒ Member OR ☐ Manager

STATE OF WISCONSIN
FILED
JUL - 3 2012
DEPARTMENT OF
FINANCIAL INSTITUTIONS

This document was drafted by Robert M. Koch
(Name the individual who drafted the document)

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CONSENT RESOLUTION OF ALL OF THE INSTITUTE OF KINGS AND PRIESTS, LLC

The undersigned constituting all of the Members of Institute of Kings and Priests, LLC, a Wisconsin limited liability company, hereby unanimously consent to the adoption of the following minutes and resolutions, with the same force and effect as if unanimously adopted at a regularly called meeting of the Members of the Company.

RESOLVED, that Shone M. Bagley is hereby authorized and directed to file with the Department of Financial Institutions for the State of Wisconsin, Articles of Dissolution and that he is further authorized and directed to windup the affairs of the company as provided by law.

Dated: June 26, 2012.

Institute of Kings and Priests, LLC

Shone M. Bagley, Sole Member

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IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 07-12-2012

Employer Identification Number:
46-0560145

Form: SS-4

Number of this notice: CP 575 A

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

INSTITUTE OF KINGS AND PRIESTS INC
% SHONE M BAGLEY
8304 N 48TH ST
BROWN DEER, WI 53223

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 46-0560145. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1120	03/15/2013

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, *Accounting Periods and Methods*.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, *Entity Classification Election*. See Form 8832 and its instructions for additional information.

IMPORTANT INFORMATION FOR S CORPORATION ELECTION:

If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, *Election by a Small Business Corporation*.

SHONE BAGLEY SR
Notary Public
State of Wisconsin

This is a true copy.
4/2/2013

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FINANCIAL INSTITUTIONS
STATE OF WISCONSIN
2012 JUL -5 AM 9:05

COPY

ARTICLES OF INCORPORATION
OF
INSTITUTE OF KINGS AND PRIESTS, INC.

The undersigned incorporator hereby adopts the following articles of incorporation for the purpose of forming a corporation (the "corporation") under the Wisconsin Business Corporation Law, chapter 180 of the Wisconsin Statutes ("chapter 180").

STATE OF WISCONSIN
FILED
JUL 10 2012
DEPARTMENT OF
FINANCIAL INSTITUTIONS

ARTICLE 1
Name

The name of the corporation is Institute of Kings and Priests, Inc.

ARTICLE 2
Purpose and Powers

The corporation may engage in any lawful purpose and shall have, exercise, and enjoy all the general rights, privileges, and powers granted to corporations by chapter 180 and by the common law.

ARTICLE 3
Shares and Series

The aggregate number of shares that the corporation shall have authority to issue is ten million (10,000,000). The corporation's authorized shares shall consist of two classes, of which nine million (9,000,000) shall be designated as Class A Common and one million (1,000,000) shall be designated as Class B Preferred.

The board of directors of the corporation shall have the authority to divide both the Class A Common and the Class B Preferred shares into as many series as it shall from time to time determine and to determine the number of shares comprising each series. Each series shall be so designated as to distinguish such series from the shares of other series. All series of Class A Common stock shall be of equal rank and have the same powers, preferences and rights and subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof; provided, however, that there may be variations among different series of Class A Common stock as to dividend rates, prices, terms, conditions of redemption, if any, and liquidation rights, which variations shall be fixed and determined by the board of directors of the corporation in its discretion. All series of Class B Preferred stock shall be of equal rank and have the same powers, preferences and rights and subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof; provided, however, that there may be variations among different series of Class B Preferred stock as to dividend rates, prices, terms, conditions of redemption, if any, and liquidation rights, which variations shall be fixed and determined by the board of directors of the corporation in its discretion.

ARTICLE 4
Preferences, Limitations and Rights

Class A Common Stock. The corporation's Class A Common stock may be issued for such consideration as may be fixed from time to time by the corporation's shareholders and shall have the following preferences, limitations, and relative rights:

WI - DFI CORP
FILE ID# → I027953

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(a) Voting Rights. Except as otherwise provided in chapter 180, each outstanding share of Class A Common stock is entitled to one vote on each matter voted on at a shareholders' meeting.

(b) Dividends. The board of directors shall have the power to declare and pay dividends on the outstanding shares of Class A Common stock to the extent permitted by chapter 180. No cash dividends may be paid on the Class A Common stock if the payment of dividends on the Class B Preferred stock shall be in arrears.

(c) Dissolution. In the event of any dissolution or winding up of the corporation, the corporation's Class A Common stock shall be entitled, after due payment or provision for payment of the corporation's debts and other liabilities, and after payment or provision for payment of the holders of the Class B Preferred stock to the extent they are so entitled, to share ratably in the corporation's remaining net assets.

(d) Preemptive Rights. The corporation elects that the holders of outstanding shares of Class A Common stock shall have no preemptive rights.

Class B Preferred Stock. The corporation's Class B Preferred stock may be issued for such consideration as may be fixed from time to time by the corporation's shareholders and shall have the following preferences, limitations, and relative rights:

(a) Voting Rights. Subject to any provisions of chapter 180 that provide otherwise, the Class B Preferred stock shall have no voting rights.

(b) Dividends. The board of directors shall have the power to declare and pay dividends on the outstanding shares of Class B Preferred stock to the extent permitted by chapter 180.

(c) Dissolution. In the event of any dissolution or winding up of the corporation, the holders of the Class B Preferred stock shall be entitled, after due payment or provision for payment of the corporation's debts and other liabilities, to receive, out of the assets remaining, $25 per share, together with all dividends thereon accrued or in arrears, whether or not earned or declared, before any payment is made or assets set apart for payment to the holders of the Class A Common stock, and shall be entitled to no further payments or distributions. If the assets remaining after payment of the corporate debts and other liabilities are insufficient to pay the full amount as provided in this clause, such assets as remain shall be divided among the holders of the Class B Preferred stock on a pro rata basis in proportion to the total number of shares of outstanding Class B Preferred stock.

(d) Redemption Rights. The corporation may, at any time and from time to time, at the board of directors' option, redeem the whole or any part of the outstanding Class B Preferred stock on any dividend payment date by paying $25 for each share of Class B Preferred stock, together with the sum equivalent to all unpaid dividends accrued on the stock, whether or not earned or declared, upon 60 days' notice by mail to the shareholders of record. If less than all the shares of Class B Preferred stock are to be redeemed, the number of shares to be redeemed shall be divided among the holders of outstanding shares of Class B Preferred stock on a pro rata basis in proportion to the respective number of shares of outstanding Class B Preferred stock each holds.

(e) Preemptive Rights. The corporation elects that the holders of outstanding shares of Class B Preferred stock shall have no preemptive rights.

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ARTICLE 5
Registered Office and Registered Agent

The street address of the corporation's initial registered office is 8304 N. 48th Street, Brown Deer, Wisconsin 53223. The name of the corporation's initial registered agent at this address is Shone Bagley.

ARTICLE 6
Incorporator

The name and address of the incorporator of the corporation is Shone Bagley, 8304 N. 48th Street, Brown Deer, Wisconsin 53223.

Dated: June 28, 2012.

Shone Bagley, Incorporator

This document was drafted by
Attorney Robert M. Koch
15710 W. National Avenue
New Berlin, Wisconsin 53151
262-754-4314
rmk@rmklegal.com

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BYLAWS
OF
(INSTITUTE OF KINGS AND PRIESTS, INC.

Table of Contents

		Page
Article 1	**Identification**	4
Section 1.01	Name	4
Section 1.02	Principal and Business Offices	4
Section 1.03	Registered Agent and Office	4
Section 1.04	Place of Keeping Corporate Records	4
Article 2	**Shareholders**	4
Section 2.01	Annual Meeting	4
Section 2.02	Special Meetings	4
Section 2.03	Place of Meeting	4
Section 2.04	Notice of Meetings	4
Section 2.05	Waiver of Notice	5
Section 2.06	Fixing of Record Date	5
Section 2.07	Voting List	5
Section 2.08	Quorum and Voting Requirements	6
Section 2.09	Order of Business at Meetings	6
Section 2.10	Proxies	7
Section 2.11	Voting of Shares	7
Section 2.12	Voting of Shares by Certain Holders	7
	(a) Other Corporations	7
	(b) Legal Representatives and Fiduciaries	7
	(c) Pledgees	7
	(d) Minors	7
	(e) Incompetents and Spendthrifts	8
	(f) Joint Tenants	8
Section 2.13	Action Without a Meeting	8
Article 3	**Board of Directors**	8
Section 3.01	General Powers	8
Section 3.02	Election	8
Section 3.03	Number, Tenure, and Qualifications	8
Section 3.04	Regular Meetings	9
Section 3.05	Special Meetings	9
Section 3.06	Meetings by Electronic Means of Communication	9
Section 3.07	Notice of Meetings; Waiver of Notice	9
Section 3.08	Quorum Requirement	10
Section 3.09	Voting Requirement	10
Section 3.10	Conduct of Meetings	10
Section 3.11	Vacancies	10
Section 3.12	Compensation and Expenses	10
Section 3.13	Directors' Assent	10
Section 3.14	Committees	11
Section 3.15	Action Without a Meeting	11

Bylaws of Institute of Kings and Priests, Inc.; Page 1

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Article 4	**Advocate Board of Directors**	11
Section 4.01	General Powers	11
Section 4.02	Appointment/Election	11
Section 4.03	Number, Tenure, and Qualifications	11
Section 4.04	Meetings	12
Section 4.05	Notice of Meetings; Waiver of Notice	12
Section 4.06	Voting Requirement	12
Section 4.07	Compensation and Expenses	12
Article 5	**Officers**	12
Section 5.01	Number and Titles	12
Section 5.02	Appointment, Tenure, and Compensation	12
Section 5.03	Additional Officers, Agents, etc.	13
Section 5.04	Removal	13
Section 5.05	Resignations	13
Section 5.06	Vacancies	13
Section 5.07	Powers, Authority, and Duties	13
Section 5.08	The Chairperson of the Board	13
Section 5.09	The President	13
Section 5.10	The Vice-Presidents	14
Section 5.11	The Secretary	14
Section 5.12	The Assistant Secretaries	14
Section 5.13	The Treasurer	15
Section 5.14	The Assistant Treasurers	15
Article 6	**Contracts, Loans, Checks, and Deposits**	15
Section 6.01	Contracts	15
Section 6.02	Loans	16
Section 6.03	Checks, Drafts, etc.	16
Section 6.04	Deposits	16
Article 7	**Voting of Securities Owned by the Corporation**	16
Section 7.01	Authority to Vote	16
Section 7.02	Proxy Authorization	16
Article 8	**Contracts Between the Corporation and Related Persons**	16
Article 9	**Certificates for Shares and Their Transfer**	17
Section 9.01	Certificates for Shares	17
Section 9.02	Shares Without Certificates	17
Section 9.03	Facsimile Signatures	17
Section 9.04	Signature by Former Officer	17
Section 9.05	Consideration for Shares	17
Section 9.06	Transfer of Shares	18
Section 9.07	Restrictions on Transfer	18
Section 9.08	Lost, Destroyed, or Stolen Certificates	18

Bylaws of Institute of Kings and Priests, Inc.; Page 2

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IKP – FORM 10

Article 10	**Inspection of Records by Shareholders**	18
Section 10.01	Inspection of Bylaws	18
Section 10.02	Inspection of Other Records	18
Article 11	**Distributions and Share Acquisitions**	19
Article 12	**Indemnification**	19
Article 13	**Amendments**	19
Section 13.01	By Shareholders	19
Section 13.02	By Directors	19
Article 14	**Seal**	19

Bylaws of Institute of Kings and Priests, Inc.; Page 3

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IKP – FORM 10

ARTICLE 1
Identification

Section 1.01. Name. The corporation's name is Institute of Kings and Priests, Inc. (the "corporation").

Section 1.02. Principal and Business Offices. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation's business may require from time to time.

Section 1.03. Registered Agent and Office. The corporation's registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation's registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

Section 1.04. Place of Keeping Corporate Records. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation's principal office.

ARTICLE 2
Shareholders

Section 2.01. Annual Meeting. The annual shareholders' meeting shall be held on the second Tuesday of July of each year at 7:00 o'clock p.m., beginning with the year 2013, or at such other date and time within 30 days before or after this date as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special shareholders' meetings may be called (1) by the president, (2) by the board of directors or such other officer(s) as the board of directors may authorize from time to time, or (3) by the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in the written request. Upon delivery to the president or secretary of a written request pursuant to (3), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within 30 days of such delivery, notice of the meeting to shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 of these bylaws. Only business within the purpose described in the special meeting notice shall be conducted at a special shareholders' meeting.

Section 2.03. Place of Meeting. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation's principal office.

Section 2.04. Notice of Meetings. The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under chapter 180, of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the

Bylaws of Institute of Kings and Priests, Inc.; Page 4

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meeting's purpose. Unless otherwise required by chapter 180, the meeting notice shall be given not less than 10 days nor more than 60 days before the meeting date. Notice may be given orally or communicated in person or by telephone, by fax, e-mail or other form of electronic transmission, by private carrier, or in any other manner provided by chapter 180. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the corporation's current record of shareholders. Written notice provided in any other manner is effective when received. Oral notice is effective when communicated.

Section 2.05. Waiver of Notice. A shareholder may waive notice of any shareholders' meeting at any time. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any shareholders' meeting, shareholders entitled to demand a special meeting under Section 2.02 of these bylaws, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date. The record date shall not be more than 70 days before the date on which the particular action requiring this determination of shareholders is to be taken. If no record date is so fixed by the board, the record date shall be as follows:

1. With respect to an annual shareholders' meeting or any special shareholders' meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, at the close of business on the day before the first notice is delivered to shareholders;

2. With respect to a special shareholders' meeting demanded by the shareholders, on the date the first shareholder signs the demand;

3. With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these bylaws), on the effective date specified in the consent, or if no date is specified, on the date the first shareholder signs the consent;

4. With respect to determining shareholders entitled to a share dividend, on the date the board authorizes the share dividend;

5. With respect to determining shareholders entitled to a distribution (other than a distribution involving a repurchase or reacquisition of shares), on the date the board authorizes the distribution; and

6. With respect to any other matter for which such a determination is required, as provided by law.

When a determination of the shareholders entitled to vote at any shareholders' meeting has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07. Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be

Bylaws of Institute of Kings and Priests, Inc.; Page 5

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arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in chapter 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

Section 2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation, these bylaws, or any provision of chapter 180, (a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors under Section 3.02 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of chapter 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09. Order of Business at Meetings. The order of business at any shareholders' meeting shall be as follows:

1. Roll call;
2. Appointment of inspectors of election, if requested; and
3. Proof of proper notice of meeting or receipt of waiver of notice.

If a quorum is present, the meeting shall continue with the following items of business:

4. Approval of minutes of preceding meeting, unless dispensed with by unanimous consent;
5. Board of directors' report, if any;
6. Officers' reports, if any;
7. Committee reports, if any;
8. Election of directors, if necessary;
9. Unfinished business, if any; and
10. New business, if any.

Bylaws of Institute of Kings and Priests, Inc.; Page 6

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The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these bylaws. The chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

Section 2.10. Proxies. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for 11 months from the date of its execution, unless otherwise provided in the appointment form. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except as otherwise required by the articles of incorporation or by chapter 180.

Section 2.12. Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation's board of directors or bylaws.

(b) Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors , in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary's incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.

(e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be

Bylaws of Institute of Kings and Priests, Inc.; Page 7

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voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

(f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of the deceased joint tenants.

Section 2.13. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken at a shareholders' meeting may be taken without a meeting by the consent of those shareholders who would have the voting power to cast at a meeting not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. The consent of the shareholders shall be effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. Within 10 days after action taken by the consent of shareholders pursuant to this bylaw becomes effective, the corporation shall give notice of the action to shareholders who would have been entitled to vote on the action if a meeting were held but whose shares were not represented on the written consent or consents. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall comply with the provisions of chapter 180 and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.

ARTICLE 3
Board of Directors

Section 3.01. General Powers. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

Section 3.02. Election. Directors shall be elected by the shareholders at each annual shareholders' meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 3.03. Number, Tenure, and Qualifications. The number of directors of the corporation shall be one. Each director shall hold office until the next annual shareholders' meeting and until his or her successor shall have been elected by the shareholders or until his or her death, resignation, or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called

Bylaws of Institute of Kings and Priests, Inc.; Page 8

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for that purpose, provided that a quorum is present. A director may resign at any time by delivering his or her written resignation that complies with the provisions of chapter 180 to the board of directors, the chairperson of the board of directors, or the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

Section 3.04. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual shareholders' meeting. The place of the regular board of directors' meeting shall be the same as the place of the shareholders' meeting that precedes it, or such other suitable place as may be announced at the shareholders' meeting. The board of directors may provide, by resolution, the time and place, either within or outside the state of Wisconsin, for the holding of additional regular meetings.

Section 3.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, if any, or by the president, secretary, or any two directors. The person or persons authorized to call special board of directors' meetings may fix any place, either within or outside the state of Wisconsin, as the place for holding any special board meeting called by them, and if no other place is fixed, the meeting place shall be the corporation's principal office in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

Section 3.06. Meetings by Electronic Means of Communication. To the extent provided in these bylaws, the board of directors, or any committee of the board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided that (1) all participating directors may simultaneously hear each other during the meeting or (2) all communication during the meeting is immediately transmitted to each participating director, and that each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

Section 3.07. Notice of Meetings; Waiver of Notice. Notice of each board of directors' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice may be given orally or communicated in person or by telephone, by fax, e-mail or other form of electronic transmission, by private carrier, or in any other manner provided by chapter 180. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice is effective at the earlier of the time it is received or five days after it is deposited with postage prepaid in the United States mail. Oral notice is effective when communicated. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

Section 3.08. Quorum Requirement. Except as otherwise provided by chapter 180, the articles of incorporation, or these bylaws, a majority of the number of directors as required in Section 3.03 of these

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bylaws shall constitute a quorum for the transaction of business at any board of directors meeting. A majority of the number of directors appointed to serve on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.

Section 3.09. Voting Requirement. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board of directors. This provision shall not, however, apply to any action taken by the board of directors pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by chapter 180, the articles of incorporation, or any other provision of these bylaws.

Section 3.10. Conduct of Meetings. The chairperson of the board of directors, and in his or her absence, the president, and in the absence of both of them, a vice president in the order provided under Section 4.10 of these bylaws, and in their absence, any director chosen by the directors present, shall call board of directors' meetings to order and shall act as chairperson of the meeting. The corporation's secretary shall act as secretary of all board of directors' meetings, but in the secretary's absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine whether minutes of the meeting are to be prepared and, if minutes are to be prepared, shall assign a person to do so.

Section 3.11. Vacancies. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

Section 3.12. Compensation and Expenses. The board of directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or delegate this authority to an appropriate committee; (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors; and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

Section 3.13. Directors' Assent. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (2) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show such dissent or abstention; (3) the director delivers written notice that complies with the provisions of chapter 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting's adjournment or to the corporation immediately after the adjournment; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention, and the director delivers to the corporation a written notice of that failure that complies with the provisions of chapter 180 promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

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Section 3.14. Committees. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.09 of these bylaws. Each committee shall consist of at least one director and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation's business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

Section 3.15. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

Article 4
Advocate Board of Directors

Section 4.01. General Powers. The corporation may have an advocate board of directors to provide advice and serve the corporation as the board of directors may from time to time determine.

Section 4.02. Appointment/Election. Advocate directors shall be appointed initially and thereafter elected by the directors then in office at each annual meeting of directors of the corporation. Advocate directors are elected by a majority of the votes cast by the directors entitled to vote in the election at a meeting at which a quorum is present.

Section 4.03. Number, Tenure, and Qualifications. Advocate directors constituting the Advocate Board of Directors shall be no more than seven. The term of each advocate director shall be one (1) year. Each advocate director shall hold office until his or her successor shall have been elected by the directors or until his or her prior death, resignation, or removal. An advocate director may be removed from office by a vote of the directors taken at any directors' meeting called for that

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purpose, provided that a quorum is present An advocate director may resign at any time by delivering his or her written resignation to the board of directors, the chairperson of the board of directors, or the corporation.

Section 4.04. Meetings. Advocate directors may attend all regular and special meetings of the board of directors.

Section 4.05. Notice of Meetings; Waiver of Notice. Notice of each board of director' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each advocate director at his or her business address or such other address as the advocate director shall have designated in writing and filed with the secretary. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, e-mail other form of wire or wireless communication, private carrier, or in any other manner provided by Chapter 180, Stats. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. Oral notice is effective when communicated. An advocate director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the advocate director, and retained in the corporate record book. The advocate director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

Section 4.06. Voting Requirement. Advocate directors shall not be entitled to vote on any matters before the board of directors.

Section 4.07. Compensation and Expenses. The advocate board of directors shall serve without compensation, except that advocate directors may be reimbursed for reasonable expenses incurred in the performance of the advocate directors' duties, as determined by the board of directors.

ARTICLE 5
Officers

Section 5.01. Number and Titles. The corporation's principal officers shall be a president, one or more vice presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board. There may, in addition, be a chairperson or co-chairperson of the board, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice president, the board may establish designations for the vice presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

Section 5.02. Appointment, Tenure, and Compensation. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until his or her death, resignation, or removal. The board of directors or a duly authorized committee of the board shall fix the compensation of each officer, if any.

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Section 5.03. Additional Officers, Agents, etc. In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

Section 5.04. Removal. The board of directors may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 5.05. Resignations. Any officer may resign at any time by giving written notice to the corporation, the board of directors, the president, or the secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 5.07. Powers, Authority, and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.

Section 5.08. The Chairperson of the Board. The chairperson of the board of directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the corporation's interests may require to be brought to the board's notice.

Section 5.09. The President. If and while there is no incumbent in the office of the chairperson of the board of directors, and during the chair's absence or disability, the president shall have the duties and authority specified in Section 4.08 of these bylaws. The president shall be the corporation's chief executive officer and, subject to the board of directors' control, shall:

1. superintend and manage the corporation's business;

2. coordinate and supervise the work of its other officers (except the chairperson of the board);

3. employ, direct, fix the compensation of, discipline, and discharge its employees;

4. employ agents, professional advisors, and consultants;

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5. perform all functions of a general manager of the corporation's business;

6. have authority to sign, execute, and deliver in the corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases in which the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s) or agent(s) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

7. in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the board of directors.

Section 5.10. The Vice Presidents. In the president's absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice president (or, if there is more than one vice president, the vice presidents in the order designated by the board of directors or, in the absence of any designation, in the order of their appointment) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the president or by the board of directors. The execution of any instrument of the corporation by any vice president shall be conclusive evidence, as to third parties, of his or her authority to act in the president's place.

Section 5.11. The Secretary. The secretary shall:

1. keep any minutes of the shareholders and of the board of directors and its committees in one or more books provided for that purpose;

2. see that all notices are duly given in accordance with these bylaws or as required by law;

3. be custodian of the corporation's corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4. have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;

5. exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

6. in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

Section 5.12. The Assistant Secretaries. The assistant secretaries shall perform such duties as from time to time may be assigned to them individually or collectively by the board of directors, the president, or the secretary. In the event of the secretary's absence or disability, one or more of the assistant secretaries may

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perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

Section 5.13. The Treasurer. The treasurer shall:

1. have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation's authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2. have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation's financial transactions from the officers, employees, or agents transacting the same;

3. keep or cause to be kept, at the corporation's principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation's funds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;

4. deliver to the board of directors, the chairperson of the board, or the president whenever requested an account of the corporation's financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year;

5. at each annual shareholders' meeting or the meeting held in lieu thereof, furnish copies of the corporation's most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and

6. in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

Section 5.14. The Assistant Treasurers. The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president, or the treasurer. In the event of the treasurer's absence or disability, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

ARTICLE 6
Contracts, Loans, Checks, and Deposits

Section 6.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

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Section 6.02. Loans. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.

Section 6.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

Section 6.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

ARTICLE 7
Voting of Securities Owned by the Corporation

Section 7.01. Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he or she is present, or in his or her absence by any vice president of the corporation who may be present.

Section 7.02. Proxy Authorization. Whenever, in the judgment of the president, or in his or her absence, of any vice president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation's name by the president or one of the vice presidents of the corporation, without necessity of any authorization by the board of directors or any countersignature or attestation by another officer. Any person or persons designated in this manner as the corporation's proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

ARTICLE 8
Contracts Between the Corporation and Related Persons

Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

1. the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction;

2. the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders

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authorized, approved, or specifically ratified the transaction; or

3. the transaction was fair to the corporation.

For purposes of this Article 7, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter, and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

ARTICLE 9
Certificates for Shares and Their Transfer

Section 9.01. Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the president or any vice president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 8.08 of these bylaws.

Section 9.02. Shares Without Certificates. The board of directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

Section 9.03. Facsimile Signatures. The share certificates may be signed manually or by facsimile.

Section 9.04. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 9.05. Consideration for Shares. The corporation's shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the

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consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors' determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

Section 9.06. Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors' authority. The person in whose name shares stand on the corporation's books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

Section 9.07. Restrictions on Transfer. Restrictions on transfer of the corporation's shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section 8.02 of these bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

Section 9.08. Lost, Destroyed, or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

ARTICLE 10
Inspection of Records by Shareholders

Section 10.01. Inspection of Bylaws. Any shareholder is entitled to inspect and copy the corporation's bylaws during regular business hours at the corporation's principal office. The shareholder must give written notice in accordance with the provisions of chapter 180 at least five business days before the date of inspection.

Section 10.02. Inspection of Other Records. Any shareholder who holds at least five percent of the corporation's outstanding shares or who has been a shareholder for at least six months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation's accounting records; and (3) the record of shareholders or, at the corporation's discretion, a list of the corporation's shareholders compiled no earlier than the date of the shareholder's demand. The shareholder's demand for inspection must be made in good faith and for a proper

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purpose and by delivery of written notice, given in accordance with the provisions of chapter 180 at least five business days before the date of inspection, stating the purpose of the inspection and the records directly related to that purpose desired to be inspected.

ARTICLE 11
Distributions and Share Acquisitions

The board of directors may make distributions to its shareholders or purchase or acquire any of its shares, provided that (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation's assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.

ARTICLE 12
Indemnification

The corporation shall, to the fullest extent authorized by chapter 180, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation shall, to the fullest extent authorized by chapter 180, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by chapter 180, indemnify, reimburse, or advance expenses of directors or officers.

ARTICLE 13
Amendments

Section 13.01. By Shareholders. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders' meeting.

Section 13.02. By Directors. The board of directors may amend or repeal these bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

ARTICLE 14
Seal

The board of directors may provide a corporate seal, which may be circular in form and have inscribed on it any designation including the corporation's name, Wisconsin as the state of incorporation, and the words *Corporate Seal*.

Bylaws of Institute of Kings and Priests, Inc.; Page 19

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Item 15: EX-4                                                                       Instrument Defining the Rights of Security Holders

Description: Instrument Defining the Rights of Security holders.

The following instrument defines the rights of Institute of Kings and Priests, Inc. ("Company") Shareholders.

1. Dividend Rights

All common shares outstanding have equal rights and full entitlement to receive pro rata distribution of any earnings declared payable by the Company as dividends. The rights of common shareholders of the Company to receive payment of any earnings which are declared as dividends by the Company are subordinate to the rights of preferred shareholders of the Company.

2. Voting Rights

Each one (1) share of the Company's common stock is entitled one (1) vote as to the selection of the Company's directors and other important Company matters.

The Company's Preferred class B shares do not have any cumulative voting rights.

3. Liquidation Rights

In the event that the Company is liquidated, the claims of secured and unsecured creditors and owners of bonds and preferred stock take precedence over the claims of common shareholders.

4. Preemption Rights

The Company's common shares to be registered are not entitled to any preemptive rights regarding the issuance of additional common shares.

5. Alienability of Securities

There are no restrictions on the alienability of the Company's common shares to be registered.

6. Discriminating Against Existing or Prospective Shareholders

The Company's common shares to be registered do not have any provision which discriminates against any existing or prospective shareholder as a result of any shareholder owning a substantial amount of securities.

7. Modification of Shareholders Rights

The rights of the Company's common shareholders may be modified by a 66 2/3 percent vote of all said shareholder's shares outstanding, voting as a class.

8. Preferred Stock

The Company is registering its preferred stock outstanding. The Company has 1,000,000 shares of class B; $25.00; cumulative preferred stock outstanding as of March 30,2013. Said preferred shares are outstanding pursuant to an exemption from the requirements of registration under Rule 230.504 of Regulation D under the Securities Act of 1933, as amended.

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IKP – FORM 10

9. Preference as to dividends

a)       (a)The $25.00, cumulative preferred stock shall rank senior to all other classes of the Company's capital stock with respect to dividends and as to rights upon liquidation, winding up or dissolution of the Company. As long as any shares of the $25.00, cumulative preferred stock remain outstanding, the Company will not be entitled to authorize or issue any other class of securities that are senior to or on parity with the $25.00, cumulative preferred stock with respect to dividends or on liquidation, winding up or dissolution, without the approval of holders of at least 66 2/3% of the $25.00, cumulative preferred stock .

b)       Holders of shares of the $25.00, cumulative preferred stock will not be entitled to vote with the holders of the Company's common stock. Holders of the $25.00, cumulative preferred stock have no cumulative voting rights or preemptive or other rights to subscribe for shares.

c)       If at any time the equivalent of six quarterly dividend payments on the $25.00, cumulative preferred stock are in arrears and unpaid, the holders of the $25.00, cumulative preferred stock shall be entitled to vote with the Company's common stock holders. Additionally, the number of members of the Board of Directors of the Company shall be increased by one and the holders of the $25.00, cumulative preferred stock shall have the exclusive right, voting separately as a class, to elect one director of the Company such director to be in addition to the number of directors constituting the Company's Board of Directors immediately prior to the accrual of the right.

d)       Such voting right will continue until all dividends accumulated and payable on that stock have been paid in full, at which time such voting right of the holders of the $25.00, cumulative preferred stock shall terminate, subject to re-vesting in the event of a subsequent, similar arrearage. Upon any termination of such voting right, the term of office of the director elected by the holders of the $25.00, cumulative preferred stock voting separately as a class will terminate.

e)       The approval of the holders of at least 66 2/3% of the shares of $25.00, cumulative preferred stock then outstanding, voting as a class, will be required to

a.       create, authorize or issue any capital stock of the Company ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Company, on a parity or senior to the $25.00, cumulative preferred stock ; or

b.       change the attributes of the $25.00, cumulative preferred stock in any material respect prejudicial to the holders of the $25.00, cumulative preferred stock.

The preferred shares outstanding are entitled to the following rights:

a)       Dividend Rights

The holders of the $25.00, cumulative preferred stock are entitled to receive out of funds of the Company legally available thereof, dividends at an annual rate of $0.07250 per share, payable quarterly in arrears in four equal installments of $0.018125 per share on the 15th day of March, June, September and December in each year. Dividends on the $25.00, cumulative preferred stock will accrue and cumulate from the date of first issuance and will be paid to holders of record of the $25.00, cumulative preferred stock as they appear on the books of the Company as of the close of business on any record date for payment of dividends. The record dates for payment of dividends shall be the last day of February, May, August and November in each year which immediately precedes each respective dividend payment date. The amount payable for the dividend period for any other period less than a full quarterly dividend period will be computed on the basis of a 365-day year. The initial dividend will accrue from the date of issuance of the units which consist of the $25.00, cumulative preferred stock and will be payable 90 days from the date the units which consist of the $25.00, cumulative preferred stock are issued. Accumulation of dividends will not bear interest.

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So long as the $25.00, cumulative preferred stock are outstanding, the Company may not declare or pay any dividend on the common stock or other capital stock unless the full cumulative dividends on the $25.00, cumulative preferred stock have been paid in full or contemporaneously are declared and paid in full through the last dividend payment date.

b)       Warrants and Rights

Each of the Company's 3,000,000 shares of class A; $.50 common stock outstanding is paired together with 1/10th warrant and is outstanding as a unit. Each one (1) warrant purchases ten (10) shares of common stock at $.50 per share.

Said warrants shall have a perpetual life until that time in which the Common Stock of the Company is registered for public sale with the Securities and Exchange Commission pursuant to the Securities Act of 1933 ("Act") or the Exchange Act of 1934 ("Exchange Act"). After such time that the Company's registration statement for the public sale of its Common Stock becomes effective, the warrants herein offered shall no longer have a perpetual life. Instead, said warrants shall have a life of 30 days. Said 30 days shall commence and take effect and be counted from the date that the Company's registration statement for the public sale of its common stock becomes effective under the ("Act") or ("Exchange Act") unless such time period is extended or waived by a vote of the Company's Board of Directors.

c)       Governing Law

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

d)       Severability Clause

In case any provision in this, Instrument Defining the Rights of Security holders, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

e)       Counterparts

The parties hereto may sign one or more copies of this, Instrument Defining the Rights of Security holders, in counterparts, all of which together shall constitute one and the same agreement.

f)        Trustee

The Trustee makes no representations as to the validity or sufficiency of this Instrument Defining the Rights of Security holders.  The recitals and statements herein are deemed to be those of the Company, the Existing Guarantor and the New Guarantor and not of the Trustee.

------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

   Institute of Kings and Priests, Inc.

    By:   /s/ SHONE M BAGLEY SR

  Name:   Shone Bagley, Sr.

   Title: President, CEO, and Secretary

     Address:  12201 West Burleigh Street    Suite 14   Wauwatosa, WI 53223

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Item 15: EX-9                                              Voting Trust Agreement plus Specimen of Stock Certificate

THIS AGREEMENT made as of the ____ day of ___________________, 20____.

A M O N G:

________Shone Bagley, Sr._____(5,000,000)____ Investor 1 (___56____ %),

________Todd Poston_________(120,000)______ Investor 2 (___1.33___ %),

__________open___________________________ Investor 3 (____0____ %),

and so on to include all the shareholders of the Class A shares investment round(hereinafter collectively referred to as the “Shareholders”)

- and –

_______________________________________________________ Nominee for Voting Trustee,

(hereinafter referred to as the “Voting Trustee”)

W I T N E S S E T H:

WHEREAS the Shareholders are the registered and beneficial owners of 5,120,000(total number of shares of the Shareholders) Class A Shares and in the capital of Institute of Kings and Priests, Inc. (the “Company”), a company formed under the laws within the State of Wisconsin, have entered into an voting Trust Agreement;

WHEREAS, pursuant to the terms of this Agreement, giving Voting Trustee the right to acquire  _______________________ shares of the common stock,  par value $.50 per share on the terms and subject to the  conditions  thereof;

AND WHEREAS, the certificates for shares, common Stocks issued to Voting Trustee shall be endorsed as follows:

The shares represented by this certificate are subject to restrictions imposed by the federal Securities Act of 1933, as amended and applicable state securities laws. The shares may not be sold or  transferred in the  absence  of  registration  or an exemption  therefrom  under such  Securities Act of 1933 and such applicable  state securities  laws.

AND WHEREAS the Shareholders have agreed to appoint the Voting Trustee as the

Shareholders’ voting trustee on the terms and conditions hereinafter contained; NOW THEREFORE in consideration of the foregoing and mutual covenants and agreements contained herein, the parties agree as follows:

1.       Appointment of the Voting Trustee: The Shareholders shall appoint the Voting Trustee in respect of the Shares.

a.       The Shareholders shall endorse, assign, and deliver to the Trustee the certificates representing the shares of stock owned by them respectively, and shall do all things necessary for the transfer of their respective shares to the Trustee on the books of the Corporation.

b.       Non-Withdrawal of Shares: No party to this Agreement may withdraw his shares from this Voting Trust without the prior written  consent of all parties hereto.

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2.       Acknowledgement by Shareholders: Each Security holder does hereby acknowledge to and with the Voting Trustee that such Security holder now has full right, power and authority to execute, deliver and perform this agreement and for greater certainty and without limitation, that such Security holder has not previously entered into any agreement or arrangement, oral or written, with respect to the voting of the Shares.

3.       Acceptance by the Voting Trustee: The Voting Trustee hereby accepts its appointment as voting trustee.

4.       Term of Agreement:

a.       The term of this Agreement shall be in effect until the execution of an agreement in writing by the Voting Trustee and the Shareholders terminating this Agreement.

b.       This trust shall continue for ___2___ years from the date hereof, and shall then terminate, provided, however,

c.        that the Shareholder of the shares of stock subject to this agreement may at any time terminate this trust by resolution adopted at a meeting of the trust certificate holders called by any one of them, upon notice of __15_____ days, stating the purpose of such meeting, in writing, mailed to the trust certificate holders at their respective addresses as they appear in the records of the Trustee.

d.       Upon the termination of the trust, the Trustee shall, upon the surrender of the trust certificates by the respective holders thereof, assign and transfer to them the number of shares of stock thereby represented.

5.       Exercise of Voting Rights:

a.       Until the termination of this Agreement in accordance with the provisions hereof, the Voting Trustee shall, in respect of the Shares, exclusively possess and be entitled, in person, by proxy or by attorney, in its sole discretion to exercise all the rights of voting appertaining to the Shares and all rights in connection with the initiation, taking part in and consenting to any action as shareholders of the Company.

b.       In furtherance of the foregoing, the Shareholders shall from time to time and at times during the term of this Agreement may elect do whatever may be requested by the Voting Trustee, including the execution and delivery of appropriate instruments of proxy, to enable or facilitate the exercise of any and all such rights by or on behalf of the Voting Trustee.

6.       Right to Receive Dividends and Distributions: Save as herein specifically provided, each of the Shareholders shall be entitled to receive any and all dividends and distributions on and in respect of the Shares to which they would otherwise be entitled.

7.       Applicability of Agreement: The Shareholders agree that the provisions of this Agreement relating to the deposit of proxies with respect to the voting rights attaching to the Shares shall apply mutatis mutandis to:

•         any shares or securities of the Company into which such Shares may be converted, changed, reclassified, re-divided, re-designated, subdivided or consolidated;

•         any shares or securities which are received by the Shareholders as a stock dividend or distribution payable in shares or securities of the Company which entitle the holder thereof to vote at any meeting of the shareholders of the Company; and

•         any shares or securities of the Company or of any successor or continuing company to the Company which may be received by the Shareholders on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

8.       Protection of the Voting Trustee:

a.       By way of supplement to the provisions of law or of any statute for the time being in effect relating to trustees, it is agreed that:

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IKP – FORM 10

•         the Voting Trustee shall not incur any liability or responsibility by reason of any error of law or mistake or any matter or thing done or omitted to be done under or in relation to this Agreement except for its wilful and wrongful neglect or default; and

•         the Voting Trustee may, in relation to this Agreement, act on the opinion or advice of or opinion obtained from any lawyer, broker or other expert and shall not be responsible for any loss occasioned by so acting, and shall incur no liability or responsibility for deciding in good faith not to act upon any such opinion or advice.

9.       Acts of the Voting Trustee, the Trustees and General Limitation of Liability:

a.       For greater certainty, where any reference is made herein to an act to be performed or which may not be performed by the Voting Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed or which may not be performed by the trustees of the Voting Trustee (the “Trustees”) on behalf of the Voting Trustee or by some other person duly authorized to do so by the Trustees or pursuant to the provisions hereof, and where reference is made herein to actions, rights or obligations of the Trustees, such reference shall be construed and applied for all purposes to refer to actions, rights or obligations of the Trustees in their capacity as Trustees, and not in their other capacities, unless the context otherwise requires.

b.       The parties hereto acknowledge that the Trustees are entering into this Agreement solely in their capacity as trustees, on behalf of the Voting Trustee. The Trustees shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Voting Trustee arising out of anything done or permitted or omitted to be done in respect of the execution of the duties of the office of Trustee for or in respect to the affairs of the Voting Trustee. No property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any of the Voting Trustee’s obligations hereunder or under any other related agreements. No recourse may be had or taken, directly or indirectly, against the Trustees in their personal capacity or against any incorporator shareholder, director, officer, employee or agent of the Trustees or any successor of the Trustees. The Voting Trustee shall be solely liable therefore and resort shall be had solely to the assets of the Voting Trustee for payment or performance thereof.

10     Amendment:

a.       This agreement may not be amended except by instrument in writing executed by all the parties hereto.

b.       In the event that the holder of any trust certificate shall desire to sell or pledge his beneficial interest in the shares of stock represented thereby, he shall first give to the Trustee notice in writing of such desire, and the Trustee shall have the right to purchase the trust certificates at the book value of the stock represented by such certificates at the time of such purchase.

c.        If the Trustee shall exercise such option to purchase, he/she shall hold the beneficial interest thereof for the benefit of all the remaining trust certificate holders who shall, upon ___30_____ days’ notice given by the Trustee before exercising such option, contribute their respective proportionate share of the purchase money to be paid by the Trustee.

d.       In the event that the Trustee shall not exercise such option to purchase the subscriber's interest, and only in that event, the holder of such trust certificate shall have the right to sell the same without restriction

11     Governing Law: This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws within the State of Wisconsin.

12     Assignment & Successors:

a.       This Agreement shall [not] be assignable by the parties hereto and shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal personal representative, successors [and assigns] and upon any trustee or receiver in bankruptcy or upon any other trustee or appointee or their successors or assigns upon whom shall devolve by operation of law or otherwise, any interest or claim in and to the property of or the interest herein of any party.

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IKP – FORM 10

b.       In the event of any trustee dying, resigning, refusing, or becoming unable to act, the surviving or other Trustee, if any, shall appoint a trustee or trustees to fill the vacancy or vacancies, and any person so appointed shall thereupon be vested with all the duties, powers, and authority of a trustee as if originally named herein.

13     Counterparts:  This agreement may be executed in one or more counterparts by original or telefacsimile signature, each of which when executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

14     Entire Agreement: This agreement sets forth the entire agreement and understanding of the parties to this agreement with respect to the subject matter hereof.

IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement the day and year first above written.

Institute of Kings and Priest, INC.

(1)By:___________________________      (2) By:_____________________________

                    (print)                                                                                           (print)

 Name:_________________________              Name: __________________________

                    (sign)                                                                                            (sign)

Title:________________________                                    Title:__________________________

(3) By:___________________________      (4) By:_____________________________

                    (print)                                                                                           (print)

 Name:_________________________              Name: __________________________

                    (sign)                                                                                            (sign)

Title:________________________                                    Title:__________________________

By:________________________________                    ____________________________________

                    Voting Trustee (print)                                           (sign)

Address: __________________________________________________________

Email: __________________________ Phone #: ________________________

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Specimen of Stock Certificate

SPECIMEN

SPECIMEN

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Item 15: EX-10                                   Material Contracts

Drafted by Attorney Thomas Frenn (3/15/99)

COMMERCIAL LEASE

This lease was drafted by Individual who represents Landlord

This lease of the Premises identified below is entered by and between the Landlord and Tenant (referred to in the singular whether one or more) on the following terms and conditions (strike items not applicable or which have been otherwise agreed by the parties):

TENANT:
Dr. Shone Bagley
The Institute of Kings & Priests

PREMISES: Building Address
12201 W. Burleigh St. Suite #14
(street)
Wauwatosa WI 53222
City (state) (zip)

LANDLORD: M & J Real Estate Investments, LLC

Agent for service of process: Marc and Jeanette Chretien (name)
13620 Serene Ln. (address)
Brookfield WI 53005
Village (state) (zip)

Agent for maintenance, management: Same as above (name)
(street)
Village (state) (zip)

Agent for collection of rents: Same as above (name)
(street)
Village (state) (zip)

RENT: Rent of $ 400.00 for Premises and $ / for other (specify)
is due on the **5th** day of each month and is payable at **13620 Serene Ln. Brookfield, WI 53005**

If rent is received or postmarked after **5th** the Tenant shall pay a late fee of $ **50.00**

Charges incurred by Landlord for Tenant's returned checks are payable by Tenant. Landlord shall provide a receipt for cash payments of rent. **All tenants, if more than one, are jointly and severally liable for the full amount of any payments due under this Lease unless this sentence is stricken.** Acceptance of delinquent payment does not constitute a waiver of that default or any other default under this Lease.

Other Landlord or Tenant obligations: **Tenant NSF check return fee is $40.00.**

TERM: (Strike either (a) or (b))

(a) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

(b) For a term of 12 months/beginning on 7-1-11 and continuing to 7-1-12

(NOTE: A lease for a fixed term expires without further notice. If tenancy is to be continued beyond this lease term, parties should agree and make arrangements for this in advance of the Lease expiration.)

UTILITIES: Check if paid by:

	Landlord	Tenant
Electricity	X	
Gas	X	
Heat	X	
Air conditioning	X	
Sewer/water	X	
Hot Water	X	
Trash	X	
Other		

If utilities or services payable by Tenant are not separately metered, Tenant's share of payments are allocated as follows:

SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall pay a security deposit in the amount of $ 400.00 to be held by **M&J Real Estate Investments, LLC**. The deposit, less any amounts legally withheld, will be returned in person or mailed to Tenant's last known address within 21 days as required by law after Tenant surrenders the Premises. If any portion of the deposit is withheld, Landlord will provide an accompanying itemized statement describing any damage with the cost or estimated cost of repair or replacement and accounting for any amount legally withheld. The reasonable cost of repairing any waste, neglect or damages for which Tenant is responsible, normal wear and tear excepted, may be deducted from the security deposit. Tenant has seven days from the beginning of the term of the Lease to notify Landlord of any additional damage or defect existing prior to the Tenant's occupancy or request in writing a list of physical damages or defects, if any, charged to the previous tenant's security deposit and no deduction from the security deposit shall be made for any such damage or defect of which written notification is given within the time stated. Tenant may not use the security deposit as payment of the last month's rent without the written permission of Landlord.

TIME IS OF THE ESSENCE: as to: delivery of possession of Premises to Tenant; completion of repairs promised in writing in the Lease or before vacation of the Premises; return of Landlord's property; payment of rent; performance of any act for which a date is set in this Lease or by law; and (Strike any parts not applicable).

Time is of the essence means that a deadline must be strictly followed.

Special Provisions:

desk, Refrigerator, love seat, Coat rack came with the unit

THIS LEASE INCLUDES THE PROVISIONS ON THE REVERSE HEREOF

COPY OF LEASE AND RULES: Landlord has previously provided Tenant a copy of the lease and any rules relating to premises at time

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Item 13. Financial Statements and Supplementary Data

1) Balance Sheet

This document does not reflect in 2014-2015 school year, we anticipate approval to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

	Y-3 Ended	Y-4 Ended	Y-5 Ended	Y-6 Ended	Y-7 Ended
	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016

CASH
Beginning balance	$ -	$ 531	$ 440,391	$ 211,796	$ 135,091
Stock sales	$ 28,575	$ 515,600	$ -	$ -	$ -
Stock redemptions	$ (500)	$ -	$ -	$ -	$ -
Dividends	$ -	$ -	$ -	$ -	$ -
Operations	$ (32,882)	$ (71,902)	$(194,695)	$ (46,105)	$413,876
Depletion	$15,900	$ -	$10,050	$18,900	$ 15,600
Capital expenses	$ (15,900)	$ -	$ (42,450)	$ (49,500)	$ -
Banking change of balance	$ 5,338	$ (3,838)	$ (1,500)	$ -	$ -
Changes in other	$ (5,338)	$ (21,000)	$ (3,000)	$ -	$ -
Ending balance	$531	$440,391	$211,796	$135,091	$ 564,567

NET FIXED ASSETS
Beginning balance	$5,299	$ -	$ -	$32,400	$63,000
Increase	$15,900	$ -	$42,450	$49,500	$ -
Depletion	$15,900	$ -	$10,050	$ 18,900	$15,600
Ending balance	$ -	$ -	$ 32,400	$63,000	$47,400

TOTAL ASSETS	$ 531	$ 440,391	$244,196	$ 198,091	$611,967

LIABILITIES
Accrued payables beginning balance	$4,896	$5,338	$1,500	$ -	$ -
Increase	$ 5,338	$6,000	$ 3,000	$ -	$ -
Payments	$ -	$ 9,838	$ 4,500	$ -	$ -
Ending balance	$ 5,338	$1,500	$ -	$ -	$ -

LINE OF CREDIT
Line of credit beginning balance	$ -	$ -	$ 0	$ 0	$ 0
Additional funds	$ -	$15,000	$ -	$ -	$ -
Interest accrued	$ -	$ 680	$ 0	$ 0	$ 0
Interest rate	9.00%	9.00%	9.00%	9.00%	9.00%

Payment of funds	$ -	$15,000	$ -	$ -	$ -
Payment of accrued interest	$ -	$ 680	$ 0	$ 0	$ 0
Ending line of credit	$ -	$ 0	$ 0	$ 0	$ 0

PAID-IN CAPITAL
Beginning balance	$ -	$28,075	$543,675	$543,675	$543,675
Change in paid-in capital	$28,075	$515,600	$ -	$ -	$ -
Ending balance	$28,075	$543,675	$543,675	$543,675	$543,675
RETAINED EARNINGS
Beginning balance	$ -	$ (32,882)	$(104,784)	$(299,479)	$(345,584)
Earnings/ (loss)	$ (32,882)	$ (71,902)	$ (194,695)	$ (46,105)	$413,876
Total	$ (32,882)	$(104,784)	$(299,479)	$(345,584)	$ 68,292
ACCUMULATED DIVIDENDS PAID
Beginning balance	$ -	$ -	$ -	$ -	$ -
Dividends (prior month end)	$ -	$ -	$ -	$ -	$ -
Total	$ -	$ -	$ -	$ -	$ -
Total equity	$ (4,807)	$438,891	$244,196	$198,091	$611,967

LIABILITIES AND EQUITY	$ 531	$440,391	$244,196	$198,091	$611,967

BOOK VALUE PER SHARE
Stock class A	$ (1.07)	$ 0.80	$ 0.42	$ 0.33	$ 1.13

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IKP – FORM 10

Item 13. Financial Statements and Supplementary Data


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Item 13. Financial Statements and Supplementary Data

2) P/L Statement

This document does not reflect in 2014-2015 school year, we anticipate approval to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

	Y-3 Ended	Y-4 Ended	Y-5 Ended	Y-6 Ended	Y-7 Ended	Y-8 Ended
	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017

Total receipts	$ -	$9,715	$186,175	$743,500	1,538,250	$2,203,250

Number of students	5	4	28	102	198	271

Number of paid employees
Executives	-	1	1	2	2	2
DEANs	-	-	3	8	13	16
Support and other	-	0	1	1	1	1
Total	-	1	5	10	16	19

Expenses
Total employee salaries and benefits	$ -	$50,087	$207,530	$490,325	$779,362	$948,815
Building square footage	250	500	7,750	15,000	15,000	$ 15,000
Square footage per student	200	130	278	148	76	55
Cost per square foot/mo	$ -	$12.00	$12.00	$12.00	$12.00	$12.00
Total building rental	$2,085	$6,000	$93,000	$180,000	$180,000	$180,000
Advertising and promotional	$3,650	$5,000	$5,000	$5,000	$5,000	$5,000
Bank fees and other	$67	$120	$120	$120	$120	$120
Facilities
Depreciation	$ -	$ -	$3,600	$11,400	$15,600	$15,600
Section 179 depletion	$15,900	$ -	$ 6,450	$ 7,500	$ -	$6,800
General liability insurance	$ 250	$350	$3,350	$8,650	$13,400	$16,000
Directors insurance	$ -	$1,200	$2,400	$2,400	$2,400	$2,400
Repairs	$ -	$ -	$ -	$ -	$ -	$ -
Telephone and internet	$162	$480	$1,320	$2,160	$2,160	$2,160
Utilities	$ -	$ -	$31,500	$67,500	$76,500	$85,500
Meals and food supplies	$729	$2,300	$ 3,000	$3,000	$3,000	$3,000
Memberships and events	$ 969	$ -	$750	$750	$750	$750
Office supplies	$3,696	$4,600	$6,000	$6,000	$6,000	$ 6,000
Private vehicle mileage, etc.	$1,710	$6,000	$3,500	$ -	$ -	$ -
Professional accounting services	$500	$300	$900	$1,800	$1,800	$1,800
Professional legal services	$1,880	$4,000	$11,200	$1,500	$1,500	$1,500
Professional background checking	$ -	$ 500	$1,250	$1,500	$1,250	$500
Other	$1,284	$ -	$ -	$ -	$ -	$ -
Stock registration fees per share
Stock registration expense	$ -	$ -	$ -	$ -	$ -	$ -
Total expenses	$32,882	$80,937	$380,870	$789,605	$1,088,842	$1,275,945

EBIT	$ (32,882)	$ (71,222)	$(194,695)	$ (46,105)	$449,408	$927,305

Interest	$ -	$ 680	$ 0	$ 0	$ 0	$ 0
Taxes	$ -	$ -	$ -	$ -	$35,531	$315,284
Net earnings	$ (32,882)	$ (71,902)	$(194,695)	$ (46,105)	$413,876	$612,021


IKP – FORM 10

Item 13. Financial Statements and Supplementary Data

3) Income Statement

This document does not reflect in 2014-2015 school year, we anticipate approval to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

In whole dollars	For the twelve months ended December 31, 2012
Net Sales	50
Bad debt expense	50
Gross margin	0
Operating expenses:
Advertising	3,650
Facilities	2,498
Depreciation	530
Meals and food supplies	728
Membership dues	969
Office supplies	6,342
Travel	1,710
Professional services	2,948
Total operating expenses	19,375
Operating (loss)	(19,375)
Other income/ (expense):
Amortization	(7,954)
Miscellaneous	(784)
Total other income/ (expense)	(8,738)
EBIT	(28,113)


IKP – FORM 10

Item 13. Financial Statements and Supplementary Data

4) Compensation Schedule

This document does not reflect in 2014-2015 school year, we anticipate approval to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

	Y-3 Ended	Y-4 Ended	Y-5 Ended	Y-6 Ended	Y-7 Ended	Y-8 Ended
	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017

CEO
Number	-	-	-	0.50	1.00	1.00
Annual salary	$120,000	$120,000	$120,000	$120,000	$120,000	$120,000
Salary	$ -	$ -	$ -	$ 60,000	$120,000	$120,000
401k cost	4.8%	4.8%	4.8%	4.8%	4.8%	4.8%
Total 401k cost	$ -	$ -	$ -	$2,880	$5,760	$5,760

CFO
Number	-	0.50	1.00	1.00	1.00	1.00
Annual salary	$ 75,000	$ 75,000	$ 75,000	$ 75,000	$75,000	$ 75,000
Salary	$ -	$37,500	$75,000	$75,000	$75,000	$75,000
401k cost	4.8%	4.8%	4.8%	4.8%	4.8%	4.8%
Total 401k cost	-	$1,800	$3,600	$3,600	$3,600	$3,600

DEANs
High school teachers number	-	-	2.00	5.50	7.00	7.00
Ratio students/teacher	-	-	5.31	12.80	14.29	14.29
Associate program teachers number	-	-	0.50	2.00	5.50	9.00
Ratio students/teacher	-	-	4.17	13.61	18.44	18.96
Annual high school teacher	$30,000	$30,000	$31,200	$32,448	$33,746	$35,096
Annual associate teacher	$29,700	$29,700	$30,888	$32,124	$33,408	$34,745
Teacher salaries	$	$ -	$80,958	$249,181	$430,038	$570,236
401k cost	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Total 401k cost	$ -	$ -	$3,238	$9,967	$17,202	$22,809

Secretary
Number	-	0.42	1.00	1.00	1.00	1.00
Hours per day	-	1.67	5.67	8.00	8.00	8.00
Cost per hour	$ -	$ -	$10.75	$11.50	$12.00	$12.50
Secretary wages	$ -	$4,333	$15,838	$23,920	$24,960	$26,000
401k cost	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Total 401k cost	$ -	$173	$634	$957	$998	$1,040

Total Staff Compensation
Total 401k cost	$ -	$1,973	$7,472	$17,404	$27,560	$33,209
FICA @ 7.65%	$ -	$3,200	$13,142	$31,220	$49,725	$60,530
FUTA per year	$120	$120	$120	$120	$120	$120
SUTA per year	$240	$240	$240	$240	$240	$240
Total unemployment taxes	$ -	$330	$1,620	$3,600	$5,580	$6,840
Insurance cost per month	$250	$250	$250	$250	$250	$250
Total insurance cost	$ -	$2,750	$13,500	$30,000	$46,500	$57,000

Total compensation	$ -	$50,087	207,530	$490,325	$779,362	$948,815


IKP – FORM 10

Item 13. Financial Statements and Supplementary Data

5) Enrollment Schedule

This document does not reflect in 2014-2015 school year, we anticipate approval to receive State assistance through the “Wisconsin Charter Program,” the sum of $9,000.00 per student, at the High School Level. We also anticipate enrollment of our High School student count to reach over 150 students the same years.

	Y-3 Ended	Y-4 Ended	Y-5 Ended	Y-6 Ended	Y-7 Ended	Y-8 Ended
	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017

Enrollment
Home schooling	-	-	-	-	-	-
High school
Enrollment	3	5	50	100	100	100
In attendance	1	4	24	71	100	100
Graduation	-	3	5	50	100	100
Associate
Enrollment	-	-	10	50	100	100
In attendance	-	-	4	31	98	171
Graduation	-	-	-	-	10	50
Total	1	4	28	102	198	271

Application fees
All students	$ 45.83	$ 50.00	$ 50.00	$ 50.00	$ 50.00	$ 50.00
Tuition/month
Home schooling	$ -	$ -	$ -	$ -	$ -	$ -
High school	$ -	$ 165.00	$ 415.42	$ 535.00	$ 535.00	$ 535.00
Associate	$ -	$ 375.00	$ 750.00	$ 750.00	$ 750.00	$ 750.00
Graduation fees
High school	$ -	$ 37.50	$ 75.00	$ 75.00	$ 75.00	$ 75.00
Associate	$ -	$ 62.50	$ 125.00	$ 125.00	$ 125.00	$ 125.00

TOTAL RECEIPTS
Fees	$ -	$ 475	$ 3,375	$ 11,250	$ 18,750	$ 23,750
Home schooling tuition	$ -	$ -	$ -	$ -	$ -	$ -
High school tuition	$ -	$ 9,240	$ 145,300	$ 454,750	$ 642,000	$ 642,000
Associate tuition	$ -	$ -	$ 37,500	$ 277,500	$ 877,500	$ 1,537,500
Total receipts	$ -	$ 9,715	$ 186,175	$ 743,500	$ 1,538,250	$ 2,203,250
